EXHIBIT 4.2

WARRANT

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE “ACT”) OR APPLICABLE STATE SECURITIES LAWS, AND THE TRANSFER THEREOF IS PROHIBITED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE ACT, PURSUANT TO REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION.HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

Warrant to Purchase Fifty Percent (50%) of the Shares of Common Stock Issued Upon the Conversion of a Certain Convertible Promissory Note Dated [as of the Date Hereof]

LOOP INDUSTRIES, INC.

Date of Issuance: _______________, 2018

THIS CERTIFIES that, for value received, __________________ or its assigns (in either case, the “Holder”) is entitled to purchase, subject to the provisions of this Warrant and the Note and Warrant Purchase Agreement by and between the Company (as hereinafter defined), the Holder and other parties thereto dated as of the date hereof (the “Note and Warrant Purchase Agreement”), from Loop Industries, Inc., a Nevada corporation (the “Company”), at the price per share set forth in Section 8 hereof, that number of shares of the Company’s common stock (the “Common Stock”) set forth in Section 7 hereof.This Warrant is referred to herein as the “Warrant” and the shares of Common Stock issuable pursuant to the terms hereof are sometimes referred to herein as “Warrant Shares.”

1. Holder Exercise of Warrant.This Warrant shall only be exercisable in whole.To exercise this Warrant in whole, the Holder shall deliver to the Company at its principal office, (a) a written notice, in substantially the form of the exercise notice attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased, (b) a check in the amount of the aggregate exercise price for the Warrant Shares being purchased, and (c) this Warrant.The Company shall as promptly as practicable, and in any event within twenty (20) days after delivery to the Company of (i) the Exercise Notice, (ii) the check mentioned above, and (iii) this Warrant, execute and deliver or cause to be executed and delivered, in accordance with such notice, a certificate or certificates representing the aggregate number of shares of Common Stock specified in such notice, provided this Warrant has vested on or prior to the date such notice is delivered.Each certificate representing Warrant Shares shall bear the legend or legends required by applicable securities laws as well as such other legend(s) the Company requires to be included on certificates for its Common Stock.The Company shall pay all expenses and other charges payable in connection with the preparation, issuance and delivery of such stock certificates except that, in case such stock certificates shall be registered in a name or names other than the name of the Holder, funds sufficient to pay all stock transfer taxes that are payable upon the issuance of such stock certificate or certificates shall be paid by the Holder at the time of delivering the Exercise Notice.All shares of Common Stock issued upon the exercise of this Warrant shall be validly issued, fully paid, and nonassessable.

On any exercise of this Warrant, in lieu of payment of the aggregate Exercise Price (as defined below) in the manner as specified in this Section, but otherwise in accordance with the requirements of this Section, Holder may elect to receive Warrant Shares equal to the value of this Warrant, or portion hereof as to which this Warrant is being exercised.Thereupon, the Company shall issue to the Holder such number of fully paid and non-assessable Warrant Shares as are computed using the following formula:

X = Y(A-B)/A

where:
	X =	the number of Warrant Shares to be issued to the Holder;

	Y =	the number of Warrant Shares with respect to which this Warrant is being exercised (inclusive of the Warrant Shares surrendered to the Company in payment of the aggregate Exercise Price);

	A =	the Fair Market Value (as determined below) of one Share; and

	B =	the Exercise Price.

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If the Company’s Common Stock is then traded or quoted on a nationally recognized securities exchange, inter-dealer quotation system or over-the-counter market (a “Trading Market”), the fair market value of a Share shall be the closing price or last sale price of a share of Common Stock reported for the business day immediately before the date on which Holder delivers this Warrant together with its Notice of Exercise to the Company.If the Company’s Common Stock is not traded in a Trading Market, the Board of Directors of the Company shall determine the fair market value of a Warrant Share in its reasonable good faith judgment acting reasonably or an amount last paid by, or offered to be paid by, third-parties for securities of the Company, whichever is greater.

The Warrant shall expire eighteen (18) months from the date the conversion of that certain Convertible Promissory Note issued to the Holder and dated [as of the date hereof] (the “Note” and such date, the “Expiration Date”).The Holder may exercise the Warrant at any time prior to the Expiration Date.The Company has no restriction on the sale or transfer of the Warrant or Warrant Shares; however, the Holder is required to comply with all state and U.S. laws and regulations relating to security sales and transfers.The Company grants and the Holder will have “Piggy Back Registration Rights” on the Warrant Shares as set forth in the Note and Warrant Purchase Agreement.

2. Reservation of Shares. The Company hereby covenants that at all times during the term of this Warrant there shall be reserved for issuance such number of shares of its Common Stock as shall be required to be issued upon exercise of this Warrant.

3. Fractional Shares.This Warrant may be exercised only for a whole number of shares of Common Stock, and no fractional shares or scrip representing fractional shares shall be issuable upon the exercise of this Warrant.

4. Transfer of Warrant and Warrant Shares.The Holder may sell, pledge, hypothecate, or otherwise transfer this Warrant, in whole, in accordance with and subject to the terms and conditions set forth in this Warrant, and then only if such sale, pledge, hypothecation, or transfer is made in compliance with the Act or pursuant to an available exemption from registration under the Act relating to the disposition of securities.

5. Loss of Warrant.Upon receipt by the Company of evidence satisfactory to it of the loss, theft, or destruction of this Warrant, and of indemnification satisfactory to it, or upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new warrant of like tenor.

6. Rights of the Holder.No provision of this Warrant shall be construed as conferring upon the Holder the right to vote, consent, receive dividends or receive notice other than as expressly provided herein.Prior to exercise, no provision hereof, in the absence of affirmative action by the Holder to exercise this Warrant, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the holder for the purchase price of any Warrant Shares or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

7. Number of Warrant Shares.This Warrant shall be exercisable for fifty percent (50%) of the shares of Common Stock issued upon the conversion of the Note, as adjusted in accordance with this Warrant.

8. Exercise Price; Adjustment of Warrant.

a. Determination of Exercise Price. The per share purchase price (the “Exercise Price”) for each of the Warrant Shares purchasable under this Warrant shall be equal to lesser of (i) $15.00 and (ii) the average closing price of the Company’s Common Stock on the NASDAQ stock market for the ten days preceding the day to the conversion of the Note (exclusive of the date of such conversion).

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b. Adjustment for Mergers, Reorganization, Reset of the Number or Price of Shares and Warrant, etc.In case of any consolidation or merger of the Company with or into another corporation or the conveyance of all or substantially all of the assets of the Company to another corporation, this Warrant shall be exercisable into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Company deliverable upon exercise of this Warrant would have been entitled upon such consolidation, merger or conveyance; and, in any such case, appropriate adjustment (as determined by the Board of Directors of the Company) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the holder of this Warrant, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as reasonable may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of this Warrant.

c. NO IMPAIRMENT.THE COMPANY WILL NOT, THROUGH ANY REORGANIZATION, TRANSFER OF ASSETS, CONSOLIDATION, MERGER, DISSOLUTION, ISSUE OR SALE OF SECURITIES OR ANY OTHER VOLUNTARY ACTION, AVOID OR SEEK TO AVOID THE OBSERVANCE OR PERFORMANCE OF ANY OF THE TERMS TO BE OBSERVED OR PERFORMED HEREUNDER BY THE COMPANY, BUT WILL AT ALL TIMES IN GOOD FAITH ASSIST IN THE CARRYING OUT OF ALL THE PROVISIONS OF THIS SECTION AND IN THE TAKING OF ALL SUCH ACTION AS MAY BE NECESSARY OR APPROPRIATE IN ORDER TO PROTECT THE EXERCISE RIGHTS OF THE HOLDER OF THIS WARRANT AGAINST IMPAIRMENT.

d. Issue Taxes.The Company shall pay issue taxes that may be payable in respect of any issue or delivery of shares of Common Stock on exercise of this Warrant, in whole; provided, however, that the Company shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such exercise.

9. Dissolution or Liquidation.In case the Company shall, at any time prior to the Expiration Date, dissolve, liquidate or wind up its affairs, the Holder shall be entitled, upon the proper exercise of this Warrant in whole and prior to any distribution associated with such dissolution, liquidation, or winding up, to receive on such exercise, in lieu of the shares of Common Stock to which the Holder would have been entitled, the same kind and amount of assets as would have been distributed or paid to the Holder upon any such dissolution, liquidation or winding up, with respect to such shares of Common Stock had the Holder been a holder of record of such share of Common Stock on the record date for the determination of those holders of Common Stock entitled to receive any such dissolution, liquidation, or winding up distribution.

10. Reclassification or Reorganization.In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of an issuance of Common Stock by way of dividend or other distribution or of a subdivision or combination), the Company shall cause effective provision to be made so that the Holder shall have the right thereafter by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and PROPERTY RECEIVABLE UPON SUCH RECLASSIFICATION, CAPITAL REORGANIZATION OR OTHER CHANGE, BY A HOLDER OF THE NUMBER OF SHARES OF COMMON STOCK WHICH MIGHT HAVE BEEN PURCHASED UPON EXERCISE OF THIS WARRANT IMMEDIATELY PRIOR TO SUCH RECLASSIFICATION OR CHANGE. ANY SUCH PROVISION SHALL INCLUDE PROVISION FOR ADJUSTMENTS WHICH SHALL BE AS NEARLY EQUIVALENT AS MAY BE PRACTICABLE TO THE ADJUSTMENTS PROVIDED FOR IN THIS WARRANT. THE FOREGOING PROVISIONS OF THIS SECTION 12 SHALL SIMILARLY APPLY TO SUCCESSIVE RECLASSIFICATIONS, CAPITAL REORGANIZATIONS AND CHANGES OF SHARES OF COMMON STOCK. IN THE EVENT THAT IN ANY SUCH CAPITAL REORGANIZATION, RECLASSIFICATION, OR OTHER CHANGE, ADDITIONAL SHARES OF COMMON STOCK SHALL BE ISSUED IN EXCHANGE, CONVERSION, SUBSTITUTION OR PAYMENT, IN WHOLE, FOR OR OF A SECURITY OF THE COMPANY OTHER THAN COMMON STOCK, ANY AMOUNT OF THE CONSIDERATION RECEIVED UPON THE ISSUE THEREOF BEING DETERMINED BY THE BOARD OF DIRECTORS OF THE COMPANY SHALL BE FINAL AND BINDING ON THE HOLDER.

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IN WITNESS WHEREOF, the undersigned hereby sets his hand and seal this _____th day of ______________________, 2018

LOOP INDUSTRIES, INC.

By:
Name:	Daniel Solomita
Title:	President and Chief Executive Officer

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EXHIBIT A

NOTICE OF EXERCISE

(To be signed only upon exercise of the Warrant)

TO:Loop Industries, Inc.

The undersigned, hereby irrevocably elects to exercise the purchase rights represented by the Warrant granted to the undersigned on ______________ and to purchase thereunder __________* shares of Common Stock of Loop Industries, Inc. (the “Company”) and herewith encloses either payment of $____________ or instructions regarding the manner of exercise permitted under Section 1 of the Warrant, in full payment of the purchase price of such shares being purchased.

Dated: ________________

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

(Please Print Name)

(Address)

*	Insert here the number of shares being exercised, without making any adjustment for additional Common Stock of the Company, other securities or property which, pursuant to the adjustment provisions of the Warrant, may be deliverable upon exercise.

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